Exhibit 99.1
FOR IMMEDIATE RELEASE: November 4, 2010

Investor Relations:	Joseph Cormier
t: +1.703.883.2771
e: investors@gtec-inc.com

Media Contact:	Lauren Peduzzi
t: +1.703.738.2861
e:media@gtec-inc.com
GTEC to Acquire Signature Government Solutions, LLC
Adds Intelligence Community customer depth and comprehensive capabilities in mission-systems
IT, Cyber Security and Intelligence Analysis
GTEC secures commitments for new $100 million revolving credit facility
MCLEAN, Va., November 4, 2010— Global Defense Technology & Systems, Inc. (NASDAQ: GTEC), a provider of mission-critical, technology-based systems, solutions and services for national security agencies and programs of the US government, today announced that it had entered into a definitive agreement with Signature Consultants, L.L.C. to acquire its subsidiary, Signature Government Solutions, LLC (SGS), for $52.5 million in cash. SGS delivers sophisticated information technology, cyber security and intelligence analysis services in support of high priority mission systems and cyber security programs within the Intelligence Community. The deal is expected to be immediately accretive to GTEC’s diluted earnings per share and is expected to close in the fourth quarter of 2010.
SGS, founded in 2003 and headquartered in Herndon, Virginia, has strong operating margins and expects to generate $37 million in revenue in 2010 with strong growth prospects for 2011 and beyond. All of its over 220 direct employees hold Top Secret/Sensitive Compartmented Information clearances or higher and, in addition to Northern Virginia, the company has a substantial operation in the Ft. Meade, Maryland area.
John Hillen, GTEC’s President & CEO, stated, “The addition of SGS into GTEC’s portfolio immediately adds new depth to our capabilities and customer footprint within the US Intelligence Community. The company’s core competencies in information systems architecture, cyber security and network engineering reinforce our ambition to be the leading mid-sized defense technology company that delivers comprehensive, mission-critical solutions to support the most pressing needs of our national security clients.”
John Stolberg, SGS’s Executive Vice President, who will stay and lead the business for GTEC stated, “We are very excited about the potential to bring a greater depth and breadth of technologies, capabilities and mission expertise to our customers as we combine forces with GTEC in the mission-critical national security marketplace. We are particularly energized about becoming part of GTEC, as their passion for the national security mission, customer focus, agility and pursuit of excellence in customer support and delivery makes for an excellent home and cultural match for our employees, and opens up exciting new opportunities for growth and development.”

GTEC has secured commitments for a $100 million revolving credit facility to finance the transaction, which will replace our current $50 million revolving credit facility. The new facility will contain similar terms to the current agreement and will have a three year maturity. The transaction is subject to customary closing conditions, including CFIUS approval.
About Global Defense Technology & Systems, Inc.
Global Defense Technology & Systems, Inc. (GTEC) provides mission-critical, technology-based systems, solutions, and services for national security agencies and programs of the US government. Our services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies, and other parts of the federal government charged with national security responsibilities. Learn more about Global Defense Technology & Systems at www.gtec-inc.com.
About Signature Government Solutions, LLC
Signature Government Solutions, LLC (SGS) is a full-service IT and government solutions firm with a strong track record of past performance supporting mission-critical US intelligence, defense and law enforcement programs in highly secure environments. SGS has more than 200 cleared, highly skilled technical professionals with diverse backgrounds and broad experience in areas of: systems engineering, network engineering & telecommunications, IT security, intelligence analysis and solutions-based enterprise IT assessments. Learn more about SGS at www.signaturegs.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements, including, but limited to the following: the uncertainty of the timing of regulatory review of the transaction, financing risks, such as our ability to close our new credit facility, increases in interest rates and restrictions imposed by our new credit agreement, risks concerning the future financial performance of the acquired company, failure to successfully integrate the acquired company into our operations or to realize any benefit from the acquisition, and our dependence on contracts with federal government agencies for substantially all of our revenue. These and other risk factors are discussed in Global Defense Technology & Systems, Inc.’s (GTEC) Annual Report on Form 10-K, and such other filings that GTEC makes with the Securities and Exchange Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTEC undertakes no obligation to update such forward-looking statements in the future except as required by law.